625 Fourth Avenue South
Minneapolis, Minnesota 55415

[logo] LUTHERAN BROTHERHOOD
VARIABLE INSURANCE
PRODUCTS COMPANY

April 30, 2002

Lutheran Brotherhood Variable
Insurance Products Company
625 Fourth Avenue South
Minneapolis, MN 55415

Ladies and Gentlemen:

I consent to the use of my name under the heading "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 28 to the registration statement, on Form S-6, File No. 33-3243, to be filed with the Securities and Exchange Commission.

Very truly yours,

/s/ John C. Bjork
John C. Bjork
Counsel
(612) 340-7005